Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION INCREASES

QUARTERLY CASH DIVIDEND

GETTYSBURG, PA, October 21, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced today that the Board of Directors approved and declared a regular quarterly cash dividend of $0.26 per share of ACNB Corporation common stock payable on December 15, 2021, to shareholders of record as of December 1, 2021. This per share amount reflects a 4.0% increase over the same quarter of 2020 and will result in aggregate dividend payments of approximately $2.3 million to ACNB Corporation shareholders in the fourth quarter of 2021. Compared to a year ago, ACNB Corporation paid a $0.25 dividend per common share in the fourth quarter of 2020.

With this fourth quarter dividend, the regular quarterly cash dividends paid to shareholders for the year of 2021 will total $1.01 per common share coupled with the special cash dividend of an additional $0.02 per common share paid on June 15, 2021. These per share amounts, together $1.03 per common share, will result in a total of nearly $9.0 million paid to shareholders for 2021, which represents an increase of 3.0% in dividends paid per common share and 3.3% in total dollars paid to shareholders over the prior year of 2020. In comparison to a year ago, ACNB Corporation paid a total of $1.00 per common share in 2020 and an aggregate of nearly $8.7 million to shareholders during the same period.

ACNB Corporation

Press Release/Fourth Quarter Cash Dividend

October 21, 2021

“ACNB Corporation’s commitment to providing a fair return on the investment of shareholders is clearly evidenced by our solid quarterly dividend payments over a history of decades. As we approach the end of 2021, our Board of Directors took action to reward shareholders with a $0.26 dividend per common share. This 4.0% increase in the regular quarterly cash dividend for the fourth quarter of 2021 is in addition to the special cash dividend of $0.02 per share of ACNB Corporation common stock paid earlier this year. More importantly, it will mark 2021 as the third year in the last four years that ACNB Corporation has enhanced the quarterly dividend amount paid to its shareholders with the only interruption due to the significant uncertainties as a result of the COVID-19 pandemic in 2020,” said James P. Helt, ACNB Corporation President & Chief Executive Officer.

Mr. Helt continued, “ACNB Corporation remains a well-capitalized financial institution with a strategic focus on both organic and inorganic growth. Even with the impacts of the pandemic, the acquisition of Frederick County Bancorp, Inc. and its banking subsidiary in January 2020 has proven beneficial to the Corporation with the entry into the robust Frederick community in Maryland. Both the Corporation’s banking and insurance subsidiaries have been resilient and adapted to the conditions of the ongoing pandemic with management discipline, successful systems conversions, and an unrelenting determination to serve customers. As always, at ACNB Corporation, the vision is to be the independent financial services provider of choice in the core markets served by building relationships and finding solutions. Our staff members work hard to fulfill this vision for the benefit of customers and shareholders alike.”

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.7 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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ACNB Corporation

Press Release/Fourth Quarter Cash Dividend

October 21, 2021

FORWARD-LOOKING STATEMENTS - In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-18

October 21, 2021